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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts' and to the use of our report dated April 17, 1998 (except for Note 10, as to which the
date is       , 1998), in Amendment No. 1 to the Registration Statement on Form
S-1 and related Prospectus of Actuate Software Corporation for the registration of 3,450,000 shares of its common stock.

Palo Alto, California                     Ernst & Young LLP


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  The foregoing consent is in the form that will be signed upon the consummation of the Delaware reincorporation described in Note 10 to the financial statements.

                                          /s/ Ernst & Young LLP
Palo Alto, California

June 23, 1998